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                   PONDER INDUSTRIES, INC., AND SUBSIDIARIES


                    COMPUTATION OF EARNINGS (LOSS) PER SHARE




                                                                                    Three Months Ended
                                                                                      November 30
                                                                             -------------------------------
                                                                                1996               1995
                                                                             ------------       ------------
COMPUTATION OF PRIMARY EARNINGS (LOSS) PER SHARE:
         Net income (loss)                                                   $   (881,635)      $     12,315
                                                                             ============       ============

WEIGHTED AVERAGE NUMBER OF SHARES OF COMMON STOCK
    OUTSTANDING                                                                12,243,850          6,836,897

WEIGHTED AVERAGE INCREMENTAL SHARES OUTSTANDING UPON
    ASSUMED CONVERSION OF OPTIONS                                                  15,994               --
                                                                             ------------       ------------

WEIGHTED AVERAGE COMMON SHARES AND COMMON SHARE
    EQUIVALENTS USED FOR COMPUTATION                                           12,259,844          6,836,897
                                                                             ============       ============

PRIMARY EARNINGS (LOSS) PER COMMON SHARE AND COMMON
   SHARE EQUIVALENTS                                                         $       (.07)      $       --
                                                                             ------------       ------------


COMPUTATION OF FULLY DILUTED EARNINGS (LOSS) PER SHARE:
   Net income (loss)                                                         $   (881,635)      $     12,315
   Interest not incurred upon assumed conversion of convertible debentures        182,499               --
                                                                             ------------       ------------
         Net income (loss) available to common stockholders
           used for computation                                              $   (699,136)      $     12,315
                                                                             ============       ============
WEIGHTED AVERAGE NUMBER OF SHARES OF COMMON STOCK
  OUTSTANDING                                                                  12,243,850          6,836,897

WEIGHTED AVERAGE INCREMENTAL SHARES OUTSTANDING UPON
  ASSUMED CONVERSION OF OPTIONS                                                    15,994               --

WEIGHTED AVERAGE INCREMENTAL SHARES OUTSTANDING UPON
  ASSUMED CONVERSION OF CONVERTIBLE DEBENTURES                                  6,492,311               --
                                                                             ------------       ------------
WEIGHTED AVERAGE COMMON SHARES AND COMMON SHARE
  EQUIVALENTS USED FOR COMPUTATION                                             18,752,155          6,836,897
                                                                             ============       ============
EARNINGS (LOSS) PER COMMON SHARE AND COMMON SHARE
  EQUIVALENT ASSUMING FULL DILUTION                                          $       (.04)(a)   $       --
                                                                             ============       ============



(a) This calculation is submitted in accordance with Item 601(b)(11) of Regulation S-K although it is not required by APB Opinion No. 15 because it is antidilutive.